                                                                    EXHIBIT 99.1
























AUDITED COMBINED FINANCIAL STATEMENTS

NetCare Facilities

Years ended December 31, 2000, 1999 and 1998 with Report of Independent
Auditors

                               NetCare Facilities

                     Audited Combined Financial Statements

                  Years ended December 31, 2000, 1999 and 1998




                                    CONTENTS

Report of Independent Auditors..............................................1

Audited Combined Financial Statements

Combined Balance Sheets.....................................................2
Combined Statements of Operations...........................................4
Combined Statements of Changes in Net Invested Capital......................5
Combined Statements of Cash Flows...........................................6
Notes to Combined Financial Statements......................................7

                         Report of Independent Auditors



Board of Directors
KRUG International Corp.

We have audited the accompanying combined balance sheets of Chestatee Regional Hospital, Chilton Medical Center, Dexter Memorial Hospital, Mountainside Medical Center, North Georgia Medical Center, and Trace Regional Hospital including nursing homes and clinics related to the operations of these hospitals (collectively the "NetCare Facilities") as of December 31, 2000 and 1999, and the related combined statements of operations, changes in net invested capital and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the NetCare Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the NetCare Facilities at December 31, 2000 and 1999, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                          /s/ Ernst & Young LLP


Nashville, Tennessee
April 12, 2001

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                               NetCare Facilities

                            Combined Balance Sheets
                                 (In thousands)



                                                              DECEMBER 31
                                                            2000       1999
                                                         -------    -------
ASSETS
Current assets:
    Cash and cash equivalents                            $   377    $    --
    Patient accounts receivable, net of allowance for
       doubtful accounts of $10,766 and $7,385 at
       December 31, 2000 and 1999, respectively            9,315     11,827
    Inventories                                            1,736      2,175
    Prepaid expenses and other current assets                473        427
                                                         -------    -------
Total current assets                                      11,901     14,429

Property and equipment:
    Land and improvements                                  1,016        919
    Buildings and improvements                            22,365     22,373
    Equipment                                             15,419     15,171
                                                         -------    -------
                                                          38,800     38,463
Less accumulated depreciation                             23,857     21,758
                                                         -------    -------
                                                          14,943     16,705
    Construction in progress                               3,014      2,736
                                                         -------    -------
Net property, plant and equipment                         17,957     19,441

Excess of purchase price over net assets acquired          5,039      5,293
Other assets                                                  35         86
                                                         -------    -------
Total assets                                             $34,932    $39,249
                                                         =======    =======


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

                                                                 DECEMBER 31
                                                               2000       1999
                                                             -------    -------
LIABILITIES AND NET INVESTED CAPITAL
Current liabilities:

    Accounts payable                                         $ 3,781    $ 4,240
    Employee compensation and benefits                         2,658      2,555
    Other accrued liabilities                                    802        712
                                                             -------    -------
Total current liabilities                                      7,241      7,507

Third-party settlements                                        3,166      1,723

Net invested capital                                          24,525     30,019













                                                             -------    -------
Total liabilities and net invested capital                   $34,932    $39,249
                                                             =======    =======




See accompanying notes.


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

                               NetCare Facilities

                       Combined Statements of Operations
                                 (In thousands)



                                                    YEAR ENDED DECEMBER 31
                                                2000         1999         1998
                                            --------     --------     --------

Net patient revenue                         $ 80,356     $ 82,251     $ 62,612
Other revenue                                    721          747          507
                                            --------     --------     --------

    Total revenue                             81,077       82,998       63,119

Expenses:
    Salaries, wages and benefits              38,008       36,807       26,830
    Supplies and other                        17,321       17,465       12,911
    Provision for bad debts                   11,033       13,276        9,765
    Purchased services                         7,364        7,334        4,550
    Professional services                      3,914        5,329        3,168
    Rent and lease expense                     2,008        1,902        1,239
    Depreciation and amortization              2,497        3,080        2,701
    Management fees                            1,987        1,960        1,643
    Interest expense, net                      1,102        1,409        1,532
                                            --------     --------     --------
Loss before income taxes                      (4,157)      (5,564)      (1,220)
Income tax benefit (provision)                    --           --           --
                                            --------     --------     --------
Net loss                                    $ (4,157)    $ (5,564)    $ (1,220)
                                            ========     ========     ========




See accompanying notes.


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                               NetCare Facilities

             Combined Statements of Changes in Net Invested Capital
                                 (In thousands)



Balance at January 1, 1998                                            $ 24,989
   Net transfers from Parent                                               192
   Parent's management fee                                               1,643
   Net assets of hospital contributed by Parent,
     net of cash received                                                3,256
   Net loss                                                             (1,220)
                                                                      --------
Balance at December 31, 1998                                            28,860
   Net transfers from Parent                                             2,640
   Parent's management fee                                               1,960
   Net assets of hospital contributed by Parent                          2,123
   Net loss                                                             (5,564)
                                                                      --------
Balance at December 31, 1999                                            30,019
   Net transfers to Parent                                              (3,324)
   Parent's management fee                                               1,987
   Net loss                                                             (4,157)
                                                                      --------
Balance at December 31, 2000                                          $ 24,525
                                                                      ========



See accompanying notes.

                               NetCare Facilities

                       Combined Statements of Cash Flows
                                 (In thousands)


                                                                YEAR ENDED DECEMBER 31
                                                             2000         1999        1998
                                                         --------     --------     -------

OPERATING ACTIVITIES
Net loss                                                 $ (4,157)    $ (5,564)    $(1,220)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation and amortization                          2,497        3,080       2,701
     Provision for bad debts                               11,033       13,276       9,765
     NetCare's management fee                               1,987        1,960       1,643
     Changes in operating assets and liabilities, net
       of effect of acquisitions:
         Patient accounts receivable                       (8,360)     (12,344)     (8,100)
         Inventories                                          439         (330)       (176)
         Prepaid expenses and other current assets              5          258         568
         Accounts payable                                    (459)         557        (445)
         Employee compensation and benefits                   103          493        (256)
         Other current liabilities                             90         (185)     (2,918)
         Third-party settlements                            1,443       (1,339)      1,000
                                                         --------     --------     -------
Net cash provided by (used in) operating activities         4,621         (138)      2,562

INVESTING ACTIVITIES
Purchases of property, plant and equipment                   (920)      (2,863)     (2,876)
                                                         --------     --------     -------
Net cash used in investing activities                        (920)      (2,863)     (2,876)

FINANCING ACTIVITIES
Net transfers from/(to) Parent                             (3,324)       2,640         192
                                                         --------     --------     -------
Net cash provided by (used in) financing activities        (3,324)       2,640         192
                                                         --------     --------     -------
Increase (decrease) in cash and cash equivalents              377         (361)       (122)
Cash and cash equivalents at beginning of period               --          361         483
                                                         --------     --------     -------
Cash and cash equivalents at end of period               $    377     $     --     $   361
                                                         ========     ========     =======
SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid                                            $  1,102     $  1,409     $ 1,532




See accompanying notes.


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                               NetCare Facilities

                     Notes to Combined Financial Statements
                                 (In thousands)

                               December 31, 2000



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF COMBINATION

NetCare Health Systems, Inc. ("NetCare"), a wholly-owned subsidiary of NetCare Health Systems, LLC (the "LLC"), is a Delaware corporation that owns and operates hospitals and ancillary health care facilities. NetCare, which was incorporated on November 9, 1995, owns and operates general acute care hospitals and adjacent nursing home facilities.

On January 31, 2001, NetCare and certain of its wholly-owned subsidiaries entered into a Stock Acquisition Agreement ("Agreement") with SunLink Healthcare Corp. ("SunLink"), a wholly-owned subsidiary of KRUG International Corp., pursuant to which SunLink agreed to acquire from NetCare substantially all of the assets and liabilities related to the operations of six acute care hospitals and three nursing home facilities in four states for a purchase price of approximately $30 million. The six hospitals and three nursing homes are referred to collectively as the "NetCare Facilities."

The combined financial statements include the accounts of Chestatee Regional Hospital, Chilton Medical Center, Dexter Memorial Hospital, Mountainside Medical Center, North Georgia Medical Center, and Trace Regional Hospital, including nursing homes and clinics related to the operations of these hospitals. All material intercompany accounts and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

The NetCare Facilities consider all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.


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

                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                 (In thousands)



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PATIENT ACCOUNTS RECEIVABLE

The NetCare Facilities' primary concentration of credit risk is patient accounts receivable, which consist of amounts owed by various governmental agencies, insurance companies and private patients. The NetCare Facilities manage receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. Medicare and Medicaid programs comprised approximately 23% and 10% of patient accounts receivable, respectively, for 2000 and 27% and 15%, respectively, for 1999. Remaining receivables relate primarily to various commercial insurance carriers, HMO/PPO programs and individual patients.

INVENTORIES

Inventories consist principally of medical and surgical supplies, general store supplies and pharmacy items and are stated at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which approximate 4 to 40 years.

Depreciation expense was $2,404, $3,038 and $2,654 for the years ending December 31, 2000, 1999 and 1998, respectively.

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

Excess of purchase price over net assets acquired is being amortized on a straight-line basis over 40 years. To the extent that operating results indicate the probability that the carrying values of certain long-lived assets and the related identifiable intangible assets have been impaired, the NetCare Facilities would prepare projections of the undiscounted cash flows from operations of the acquired entity over the remaining amortization period. If the projections indicated that the recorded cost would not be recoverable, such cost amounts would be reduced to estimated fair value. As of December 31, 2000, in the opinion of management, there has been no such impairment.


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                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                 (In thousands)



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The NetCare Facilities file as a part of the consolidated federal tax return of NetCare. As a result, the provisions for income taxes are calculated and allocated to the NetCare Facilities from NetCare. All balance sheet accounts have been included as a component of net invested capital for this presentation.

NET INVESTED CAPITAL

Net transfers to/from NetCare include advances from NetCare to fund operating and investing activities, contributions of acquired hospitals by NetCare and amounts advanced to NetCare from operating cash flows generated by the NetCare Facilities. Net transfers are included as part of net invested capital as the NetCare Facilities are not required to settle these amounts on a current basis. Intercompany interest expense (net) was $1,102, $1,409 and $1,532 for December 31, 2000, 1999 and 1998, respectively, pursuant to NetCare's internal policy for charging interest on net funds advanced. Net invested capital is shown in lieu of stockholder's equity in the accompanying combined financial statements.

NetCare provides certain corporate services to the NetCare Facilities, including legal services, risk management, certain employment benefit administration, tax advice and preparation of tax returns, software support services and certain financial and other services. These fees are charged by NetCare to the NetCare Facilities based on patient days. NetCare believes this method of allocation to be reasonable. The amounts recorded by NetCare for these allocations in the accompanying combined statements of operations were approximately $2.0 million, $2.0 million and $1.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.


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

                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INVESTED CAPITAL (CONTINUED)

NetCare maintains professional medical malpractice, workers compensation and other general liability insurance on behalf of the NetCare Facilities. NetCare maintains reserves for estimated incurred losses not covered by third parties and charges premiums to the NetCare Facilities. Accordingly, no reserve for liability risks is recorded on the accompanying combined balance sheets.

RISK MANAGEMENT

The NetCare Facilities maintain self-insured medical and dental plans for employees. Claims are accrued under these plans as the incidents that give rise to them occur. Unpaid claim accruals are based on the estimated ultimate cost of settlement, including claim settlement expenses, in accordance with an average lag time and past experience. The NetCare Facilities have entered into reinsurance agreements for certain plans with independent insurance companies to limit its losses on claims. Under the terms of these agreements, the insurance companies will reimburse the NetCare Facilities for claims in excess of $60 per individual claim and $3,600 in the aggregate. These reimbursements are included in salaries, wages and benefits in the accompanying combined statements of operations.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Patient Accounts Receivable and Accounts Payable: The carrying amount reported in the balance sheets for patient accounts receivable and accounts payable approximates fair value.


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
                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT REVENUE

The NetCare Facilities have agreements with third-party payors that provide for payments to the NetCare Facilities at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows:

Medicare: Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per diagnosis related group ("DRG"). These DRG rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Outpatient services are generally reimbursed under the outpatient prospective payment system, which pays a fixed rate for a given bundle of outpatient services. These bundles are known as Ambulatory Payment Classifications or "APCs." Inpatient nonacute services related to Medicare beneficiaries are paid based on a cost reimbursement methodology subject to various cost limits. The NetCare Facilities are reimbursed for cost-based services at a tentative rate, with final settlement determined after submission of annual cost reports by the NetCare Facilities and audits thereof by the Medicare fiscal intermediary.

Medicaid: Inpatient and outpatient services rendered to Medicaid program beneficiaries are reimbursed either under contracted rates or reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the NetCare Facilities and audits thereof by Medicaid.

Other: The Hospitals have also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the NetCare Facilities under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.


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
                                NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT REVENUE (CONTINUED)

Settlements under cost reimbursement agreements with third-party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as settlements are determined. Final determination of amounts earned under the Medicare and Medicaid programs often occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. The effect of adjustments to estimated settlements for prior years was an increase (decrease) to net patient revenue of approximately $(305), $619 and $907 for 2000, 1999 and 1998, respectively.

USE OF ESTIMATES

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2.       ACQUISITIONS

Dexter Memorial Hospital: In 1999, NetCare acquired and contributed certain assets and liabilities of Dexter Memorial Hospital ("Dexter"), a 48-bed acute care hospital located in Dexter, Missouri, and also entered into a lease agreement for certain buildings and equipment related to Dexter.

Chilton Medical Center: In 1998, NetCare acquired and contributed certain assets and liabilities of Chilton Medical Center ("Chilton"), a 45-bed general acute care hospital located in Clanton, Alabama.


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
                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



2.       ACQUISITIONS (CONTINUED)

The following sets forth the assets and liabilities contributed and the net NetCare contribution:

                                                            1999         1998
                                                          -------      -------
Fair value of assets contributed:

    Patient accounts receivable                           $ 2,122      $   480
    Inventories                                               289          157
    Prepaid expenses and other current assets                 323           57
    Property, plant, and equipment                             --        3,267
Liabilities assumed:
    Accounts payable                                         (556)      (1,036)
    Employee compensation and benefits                       (288)        (431)
    Other liabilities                                         (49)        (132)
                                                          -------      -------
Net assets acquired                                         1,841        2,362
Excess of purchase price over net assets acquired             282          894
                                                          -------      -------
Contribution from NetCare                                 $ 2,123      $ 3,256
                                                          =======      =======


The operations of Dexter and Chilton are included in the combined statement of operations from their respective dates of acquisition.


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

                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



3.       OPERATING LEASES

The NetCare Facilities lease various buildings, office and medical equipment under operating leases with various renewal options. At December 31, 2000, future minimum rental payments under operating leases with terms of one year or more are as follows:

                           2001              $  528
                           2002                 461
                           2003                 413
                           2004                 134
                           2005                  54
                           Thereafter            --
                                             ------
                                             $1,590
                                             ======

Rent expense under operating leases was approximately $2.0 million, $1.9 million and $1.2 million for December 31, 2000, 1999 and 1998, respectively.

4.       INCOME TAXES

Significant components of the NetCare Facilities' deferred tax assets and liabilities are as follows:

                                                  2000        1999        1998
                                                -------     -------     -------
Deferred tax assets:
    Accrued vacation and bonuses                $   391     $   418     $   308
    Net operating losses                            720          42          --
    Differences in book and tax provision for
       doubtful accounts                          3,998       2,987       2,316
    Book over tax depreciation/amortization         453         659         482
                                                -------     -------     -------
Total deferred tax assets                         5,562       4,106       3,106
Less valuation allowance                         (5,213)     (3,645)     (1,537)
                                                -------     -------     -------
Net deferred tax assets                             349         461       1,569

Deferred tax liabilities:
Tax over book depreciation/amortization            (349)       (461)       (651)
                                                -------     -------     -------
Net deferred tax assets                         $    --     $    --     $   918
                                                =======     =======     =======


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
                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



4.       INCOME TAXES (CONTINUED)

Significant components of the provision (benefit) for income taxes attributable to operations are as follows:


                                                           DECEMBER 31
                                                   2000       1999        1998
                                                  -----      -----       -----
Current:
    Federal                                       $  --      $(773)      $ 773
    State                                            --       (145)        145
                                                  -----      -----       -----
Total current                                        --       (918)        918
                                                  -----      -----       -----

Deferred:
    Federal                                          --        822        (822)
    State                                            --         96         (96)
                                                  -----      -----       -----
Total deferred                                       --        918        (918)
                                                  -----      -----       -----
Provision (benefit) for income taxes              $  --      $  --       $  --
                                                  =====      =====       =====

The NetCare Facilities' combined effective tax rate differed from the federal statutory rate as set forth below:

                                                            DECEMBER 31
                                                   2000        1999      1998
                                                 -------     -------     -----

Tax at U.S. statutory rates                      $(1,415)    $(1,894)    $(420)
State taxes, net of federal benefits                (165)       (221)      (49)
Increase (decrease) in valuation allowance         1,569       2,108       460
Other                                                 11           7         9
                                                 -------     -------     -----
Total                                            $    --     $    --     $  --
                                                 =======     =======     =====


At December 31, 2000, the NetCare Facilities have net operating loss carryovers of approximately $1.9 million for federal and state income tax purposes that expire between the years 2011 and 2018.


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

                               NetCare Facilities

               Notes to Combined Financial Statements (continued)
                                (In thousands)



5.       COMMITMENTS AND CONTINGENCIES

GENERAL AND PROFESSIONAL LIABILITY

The NetCare Facilities carry general and professional liability insurance from an unrelated commercial insurance carrier for per occurrence losses up to $1,000 with policy limits of $3,000 in the aggregate, on a claims-made basis for professional liability and on an occurrence basis for general liability. In addition, the NetCare Facilities have an umbrella policy with the insurance carrier with coverage up to $10,000 per occurrence and in the aggregate. At December 31, 2000 and 1999, there were no asserted claims against the hospitals or nursing homes that management expects to exceed current insurance coverage.

At January 1, 2001, NetCare purchased a tail policy in the commercial insurance market to transfer all risk for the NetCare Facilities' professional liability.

LITIGATION

The NetCare Facilities are presently, and from time to time, subject to various other claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the NetCare Facilities' financial position or results of operations.

6.       HEALTHCARE REGULATION

CURRENT OPERATIONS

Laws and regulations governing the Medicare, Medicaid and other federal health care programs are complex and subject to interpretation. The NetCare Facilities believe that they are in compliance with all applicable laws and regulations in all material respects and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing other than those discussed below under Potential Liability to the Federal Government. While no such regulatory inquiries have been made, other than those discussed below under Potential Liability to the Federal Government, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other federal health care programs.


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

6.       HEALTHCARE REGULATION (CONTINUED)

POTENTIAL LIABILITY TO THE FEDERAL GOVERNMENT

The OIG of the HHS and the Department of Justice have from time to time established enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Current initiatives include a nationwide Medicare/Medicaid audit project regarding hospital pneumonia billing practices, referred to as the "pneumonia upcoding" project. Two of the NetCare Facilities have been audited by the federal government. The government has issued a notice of payment due these two facilities. Management estimates the aggregate potential liability for these two hospitals to be approximately $160, which has been accrued by the NetCare Facilities at December 31, 2000 and 1999.

7.       RETIREMENT PLAN

The NetCare Facilities participate in a defined contribution plan covering all full-time employees who have completed one year of service, as defined, and are age twenty-one or older. Participants may contribute up to 17% of their annual compensation, as defined, up to a maximum of $10. Employer contributions amount to 50% of employee contributions up to 3% of the individual participants' annual compensation, as defined. Retirement plan expense was approximately $122, $323 and $370 for the years ended December 31, 2000, 1999 and 1998, respectively.

8.       SUBSEQUENT EVENTS

On January 31, 2001, NetCare and certain of its wholly-owned subsidiaries entered into a Stock Acquisition Agreement with SunLink, a wholly-owned subsidiary of KRUG International Corp., pursuant to which SunLink agreed to acquire from NetCare substantially all of the assets and liabilities of the NetCare Facilities for a purchase price of approximately $30 million.

On February 28, 2001, one of the NetCare Facilities purchased approximately 20 acres of land for approximately $557. The hospital intends to build a new facility on this land during 2001.


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